UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
          Date of Report (Date of earliest event reported) APRIL 14, 1998

                           CASTLE DENTAL CENTERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                        0-22985             76-0486898
  (STATE OR OTHER JURISDICTION OF       (COMMISSION          (IRS EMPLOYER
  INCORPORATION OR ORGANIZATION)        FILE NUMBER)       IDENTIFICATION NO.)

      1360 POST OAK BOULEVARD, SUITE 1300                 77056
           HOUSTON, TEXAS                              (ZIP CODE)
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

      Registrant's telephone number, including area code: (713) 479-8000

                                       N/A

  (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST
                                       YEAR)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On March 30, 1998, Castle Dental Centers, Inc., a Delaware corporation ("Castle"), acquired (the "Acquisition") the Class A Membership Interest and Class D Membership Interest of Castle Dental Centers of California, L.L.C., a Delaware limited liability company ("Castle West"), for $10,756,780 in cash, $2,689,151 in Castle's subordinated promissory notes and 407,454 shares of common stock. Castle West was formed by CDC of California, Inc., a wholly owned subsidiary of Castle ("CDC"), and Dental Consulting Services, LLC, a California limited liability company ("DCS"), for the purpose of acquiring the dental practice management business of DCS ("Business") from DCS. The Business consists primarily of five dental offices in the Los Angeles metropolitan area with 27 affiliated dentists.

Castle financed the cash portion of the Acquisition through borrowings under its existing Credit Facility with NationsBank of Texas, N.A., as agent for the lenders thereunder.

Following the Acquisition: (i) CDC owns the Class A Membership Interest and the Class D Membership Interest in Castle West; (ii) sole-purpose corporations (the "Corporate B Members") formed by the members of DCS ("DCS Members") collectively own 100% of DCS, which owns the Class B Membership Interest in Castle West; and
(iii) sole-purpose corporations (the "Corporate C Members") formed by the members ("Holdings Members") of Capital West Holdings, LLC, a newly formed limited liability company ("Holdings"), collectively own 100% of Holdings, which owns the Class C Membership Interest in Castle West.

The Class A Membership Interest and the Class D Membership Interest have, in the aggregate, an 80% interest in Castle West's profits and losses and a 60% interest in Castle West's initial capital. The Class B Membership Interest has no interest in Castle West's profits and losses and a 20% interest in Castle West's initial capital. The Class C Membership Interest has a 20% interest in Castle West's profits and losses and a 20% interest in Castle West's initial capital. Castle West will be governed by a board of directors ("Board") consisting of five members, three of whom are elected by CDC as the holder of the Class D Membership Interest.

CDC has entered into a Management Agreement ("Management Agreement") with Holdings pursuant to which Holdings will, subject to the control of the Board, manage the day-to-day operations of Castle West's operations. The Management Agreement provides for the payment of certain incentive fees if Castle West's EBITDA growth rate exceeds 25% per annum.

The Corporate B Members as a group were granted the one-time right (the "B Right"), beginning at least one year after the consummation of the closing of the Acquisition ("Closing"), to convert their indirect interests in Castle West into shares of common stock of Castle ("Castle Common Stock"), through a merger of all of the Corporate B Members into CDC. An aggregate of 407,452 shares of Castle Common Stock are currently issuable upon conversion of the B Right, subject to adjustment on the first anniversary of the Closing as described below.

Over the one-year period following the Closing, the purchase price of the Class A Membership Interest and the number of shares of Castle Common Stock issuable upon exercise of the B Right will be increased to reflect the anticipated acquisition by Castle West of additional clinics in the Los Angeles metropolitan area. The amount of cash and notes payable for the Class A Membership Interest will be increased as such acquisitions are made and the number of shares issuable upon exercise of the B Right will be adjusted at the first anniversary of the Closing Date. Such adjustments will be made in such a manner that the aggregate purchase price for the Class A Membership Interest and number of shares issuable upon exercise of the B Right will continue to be in the ratio of 60% in cash, 15% in notes and 25% in Castle Common Stock.

Each Corporate C Member was granted the one-time right (the "Put Right"), beginning at the start of the 25th month after the consummation of the Closing, to convert its indirect interest in Castle West into shares of Castle Common Stock and/or cash through a merger of the Corporate C Member into CDC. The consideration to be received upon the exercise of the Put Right ("Put Consideration") will be dependent upon the financial performance of Castle West up to the date the Put Right is exercised. Each Corporate C Member will have the right to elect to receive the Put Consideration (i) 100% in Castle Common Stock or (ii) up to 50% in cash and the remainder in Castle Common Stock; provided that if a Corporate C Member elects to receive more than 25% of the Put Consideration in cash, CDC has the right to substitute subordinated promissory notes ("Notes") of Castle for cash in excess of such 25%.

CDC was granted the one-time right ("Call Right"), beginning at the start of the 31st month after the consummation of the Closing, to convert all of the Corporate C Members' indirect interests in Castle West into shares of Castle Common Stock and/or cash through a merger of the Corporate C Members into CDC. The consideration to be received upon the exercise of the Call Right ("Call Consideration") will be determined and payable in the same manner as the Put Consideration.

If Castle West terminates the Management Agreement or breaches the Management Agreement in such a manner as to give Holdings the right to terminate the Management Agreement, the Corporate B Members, as a group, will have the right to accelerate the Put Right and the B Right. If Holdings terminates the Management Agreement or breaches the Management Agreement in such a manner as to give Castle West the right to terminate the Management Agreement, Castle West will have the right to accelerate the Call Right and treat the B Right as being exercised.

At the Closing, Castle West, DCS, Holdings, each Corporate B Member, each stockholder of each Corporate B Member ("B Stockholder"), each Corporate C Member and each stockholder of each Corporate C Member ("C Stockholder") entered into a Shareholders' Agreement ("Shareholders' Agreement") with CDC which, among other things (i) precludes the transfers of ownership interests in Castle West, DCS, Holdings, any Corporate B Member or any Corporate C Member (collectively, the "Companies") other than to immediate family members or persons controlled by, controlling or under common control with the B Stockholders or C Stockholders and (ii) grants powers of attorney coupled with an interest to certain officers of Castle which would allow such attorneys-in-fact to vote the outstanding shares of common stock of each Corporate B Member and Corporate C Member in favor of the mergers necessary to consummate the Call Right and the B Right. The Shareholders' Agreement will remain in place until CDC acquires, directly or indirectly, all of the outstanding securities of the Companies.

The Shareholders' Agreement does not restrict CDC's right to sell the Class D Membership Interest. However, pursuant to the limited liability company agreement of Castle West, unless the Class D Membership Interest is sold as part of the sale of all of Castle's assets or in a similar transaction, (i) Holdings will have a tag along right to participate in any such sale and (ii) Castle must first offer to Holdings a right to negotiate to purchase the Business.

Castle entered into a Registration Rights Agreement with regard to the Castle Common Stock issuable to the Corporate B Stockholders and the Corporate C Stockholders upon consummation of the mergers contemplated by the B Right, Put Right and Call Right granting them (i) piggyback registration rights and (ii) one demand right with respect to any shares issued upon exercise of the Call Right.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial statements of business acquired.

              These financial statements include the accounts and records for DCS as of December 31, 1996 and 1997 and for the period from inception July 1, 1996 to December 31, 1996 and the year ended December 31, 1997. The financial information of DCS and the affiliated dental practices are not shown on a combined basis, as the information was not available. The combined financial information, as well as pro forma financial information will be prepared as soon as it becomes available.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of
Dental Consulting Services, LLC

We have audited the accompanying balance sheets of Dental Consulting Services, LLC (a limited liability company) (the "Company") as of December 31, 1996 and 1997, and the related statements of operations, changes in members' deficit and cash flows for the period from July 1, 1996 (Inception) through December 31, 1996 and the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dental Consulting Services, LLC (a limited liability company) as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from July 1, 1996 (Inception) through December 31, 1996 and the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.
Los Angeles, California
March 30, 1998

                         DENTAL CONSULTING SERVICES, LLC
                          (A Limited Liability Company)

                                 BALANCE SHEETS
                           December 31, 1996 And 1997
                                 (In Thousands)

                                                         1996            1997
                                                         ----            ----

                                  A S S E T S:

Current assets:
  Cash                                                     $1            $112
  Prepaid expenses                                          1               1
                                                            -           -----
            Total current assets                            2             113

Equipment, net of accumulated depreciation of $3            -              18
Other assets                                                -               1
                                                            -               -
            Total assets                                   $2            $132
                                                            =             ===

                        LIABILITIES AND MEMBERS' DEFICIT:

Liabilities:
  Accrued salaries and benefits                           $36             $44
  Accounts payable                                          1             193
  Due to affiliated dental practices                        6              58
                                                         ----            ----
            Total current liabilities                      43             295
                                                           --             ---
Commitments and contingencies

Members' deficit:
  Additional paid-in capital                               59               -
  Accumulated deficit                                    (100)           (163)
                                                          ---             ---
            Total members' deficit                        (41)           (163)
                                                           --             ---
            Total liabilities and members' deficit         $2            $132
                                                            =             ===

The accompanying notes are an integral part of these financial statements.

                         DENTAL CONSULTING SERVICES, LLC
                          (A Limited Liability Company)

                            STATEMENTS OF OPERATIONS
                  For The Period From July 1, 1996 (Inception)
                            Through December 31, 1996
                      And The Year Ended December 31, 1997
                                 (In Thousands)

                                                         1996            1997
                                                         ----            ----
Revenue:
  Management fees                                        $500          $4,288
                                                          ---           -----
Expenses:
  Salaries and benefits                                   423           1,015
  Guaranteed payments                                     500             331
  Legal expense                                             3             289
  Advertising and marketing                               109             275
  General and administrative                               15              76
                                                           --              --
            Total expenses                                600           1,986
                                                          ---           -----
            Net (loss) income                           ($100)         $2,302
                                                          ===           =====

If all of the Company's operations had been subject to
  income taxes, net income would have been as
  follows (unaudited):
  Historical (loss) income before income taxes          ($100)         $2,302
  Benefit (provision) for income taxes                     42            (974)
                                                           --            ----
            Pro forma net (loss) income                  ($58)         $1,328
                                                           ==           =====

The accompanying notes are an integral part of these financial statements.

                         DENTAL CONSULTING SERVICES, LLC
                          (A Limited Liability Company)

                    STATEMENTS OF CHANGES IN MEMBERS' DEFICIT
                  For The Period From July 1, 1996 (Inception)
                            Through December 31, 1996
                      And The Year Ended December 31, 1997
                                 (In Thousands)

                                  ADDITIONAL                        TOTAL
                                    PAID-IN        RETAINED        MEMBERS'
                                    CAPITAL        EARNINGS        DEFICIT

Balance, July 1, 1996 (Inception)        -                -               -

  Contributions from members          $109                -            $109

  Distributions to members             (50)               -             (50)

  Net loss                             -              ($100)           (100)
                                       ---              ---             ---
Balance, December 31, 1996              59             (100)            (41)

  Contributions from members           318                -             318

  Distributions to members            (377)          (2,365)         (2,742)

  Net income                           -              2,302           2,302
                                       ---            -----           -----
Balance, December 31, 1997         $   -              ($163)          ($163)
                                    ======              ===             ===

The accompanying notes are an integral part of these financial statements.

                         DENTAL CONSULTING SERVICES, LLC
                          (A Limited Liability Company)
                            STATEMENTS OF CASH FLOWS
                  For The Period From July 1, 1996 (Inception)
                            Through December 31, 1996
                      And The Year Ended December 31, 1997
                                 (In Thousands)

                                                         1996            1997
                                                         ----            ----
Cash flows from operating activities:
  Net (loss) income                                     ($100)         $2,302
  Adjustments to reconcile net (loss) income
     to net cash (used in) provided by
     operating activities:
     Depreciation                                           -               3
     Changes in assets and liabilities:
       Other assets                                         -              (1)
       Prepaid expenses                                    (1)              -
       Accrued salaries and benefits                       36               8
       Accounts payable                                     1             192
       Due to affiliated dental practices                   6              52
                                                            -              --
            Net cash (used in) provided by
              operating activities                        (58)          2,556
                                                           --           -----
Cash flows from investing activities:
  Purchase of equipment                                   -               (21)
                                                          ---              --
            Net cash used in investing activities         -               (21)
                                                          ---              --
Cash flows from financing activities:
  Contributions from members                              109             318
  Distributions to members                                (50)         (2,742)
                                                          ---           -----
            Net cash provided by (used in)
              financing activities                         59          (2,424)
                                                           --           -----
            Net increase in cash                            1             111

Cash, beginning of period                                 -                 1
                                                          ---               -
Cash, end of period                                        $1            $112
                                                            =             ===

The accompanying notes are an integral part of these financial statements.

                         DENTAL CONSULTING SERVICES, LLC
                          (A Limited Liability Company)

                          NOTES TO FINANCIAL STATEMENTS

1.    Organization And Formation Of The Company:

      Dental Consulting Services, LLC (the "Company" or "DCS"), was formed on July 1, 1996 to provide various consulting and administrative services to dental centers located in the Los Angeles, California area.

      The Company is owned by four members and as of December 31, 1997, each member had a 25% interest in the Company. The Company shall terminate on December 31, 2060 or prior, subject to certain conditions noted in Section
      9.1 of the Operating Agreement (the "Agreement").

2.    Summary Of Significant Accounting Policies:

      USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      CASH

      The Company considers all highly liquid financial investments with original maturities of three months or less when purchased to be cash and cash equivalents.

      EQUIPMENT

      Equipment is stated at cost and depreciated using a method approximating the straight-line method over the estimated useful lives, which range from 5 to 7 years. Maintenance and repairs are charged to operations. Major renewals and betterments are capitalized.

      REVENUE RECOGNITION

      Management fees are earned by the Company through services provided to various dental practices. Management fees, which are recognized as earned, are based on the excess of cash receipts over disbursements of the dental practices (see Note 5).

      GUARANTEED PAYMENTS

      Guaranteed payments are earned by certain members who provide additional administrative and management services to the Company. These payments must be approved by all four members.

      INCOME TAXES

      The Company is a limited liability company ("LLC") and is treated as a partnership for federal income tax purposes. As such, any tax attributes flow through to the members.

      Income taxes for the pro forma calculation are determined under the liability method. Under this method, deferred taxes are based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect.

      ADVERTISING

      Advertising costs are expensed as incurred.

      CONCENTRATION OF CREDIT RISK

      The Company has cash in accounts with financial institutions, which are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 each. At various times throughout the year, the Company may have cash in financial institutions that exceeds the FDIC insurance limit.

3.    Members' Deficit:

      The Company has made distributions to members in excess of earnings resulting in a members' deficit of $163,000 as of December 31, 1997.

      As discussed in Note 1, during 1996, the Company was organized as an LLC. As such, the liability of the members of the Company is limited to their respective capital contributions, and in no event shall any member be personally liable for any liabilities or obligations of the Company. However, under California statute, if excess distributions are made by the Company resulting in a members' deficit, the members could be obligated to reimburse the amount of excess distributions.

      The business and affairs of the Company are managed by the Company's managers, who are also members. Pursuant to the Agreement, the number of managers is fixed at four. However, the Agreement provides that the number of managers appointed may be increased by an affirmative vote or written consent of a majority of the managers.

      Distributions by the Company shall be made to the members, first, in proportion to their unreturned capital contributions until those contributions have been recovered, and, second, in proportion of the members' percentage interest in the LLC. As of December 31, 1997, all members have recovered their initial capital contributions.

4.    Income Taxes:

      The difference between the federal tax rate and the Company's effective tax rate for the six months ended December 31, 1996 and the year ended December 31, 1997 was as follows:

                                                        DECEMBER 31,
                                                      1996           1997
                                                        (In Thousands)

      (Benefit) tax at U.S. statutory rate (34%)      ($34)           $783
      State income (benefit) tax, net of
         federal tax                                    (8)            191
      Income not subject to corporate level
         federal and state taxes                        42            (974)
                                                        --             ---
                                                       $ -            $  -
                                                      ====             ===

5.    Management Consulting Agreements:

      As of December 31, 1997, the Company had entered into Management Consulting Agreements ("Consulting Agreements") with dental centers (herein after referred to as "affiliated dental practices"). According to the Consulting Agreements, services to be provided include selection and training of nondental personnel, billing, marketing, collection and accounting services, purchasing of office and dental supplies, and access to, and maintenance of, dental equipment.

      Compensation for management services rendered is payable monthly, and is based on cash receipts, less cash disbursements associated with the operations of the affiliated dental practices. The Company earned management fees totalling $500,000 and $4,288,000 for the six months ended December 31, 1996 and the year ended December 31, 1997, respectively.

      The Consulting Agreements, effective July 1, 1996, will continue indefinitely, with termination determined by mutual agreement of all parties, upon an occurrence of a breach of the Consulting Agreements, or as determined by a court of law.

      The financial information of the Company and the affiliated dental practices are not shown on a combined basis, as they were not operated under common control, nor did the Company have controlling financial interests in the affiliated dental practices. The historical information of the affiliated dental practices is included solely for potential investors regarding the group of entities with which DCS has contracted to provide services.

      The historical operating revenues and expenses of the affiliated dental practices were as follows (in thousands):

                                                  For The Six      For The
                                                 Months Ended     Year Ended
                                                 December 31,    December 31,
                                                     1996            1997
                                                     ----            ----
                                                         (Unaudited)
      Revenue:
        Revenue                                      $3,877          $9,469
                                                      -----           -----
      Expenses:
        Salaries and benefits                           650           1,277
        Associates and services fees                    762           1,833
        Management fees                                 500           4,157
        Advertising and marketing                        89             110
        Depreciation                                     16              29
        Drugs and other supplies                        299             946
        Professional fees                                 9              74
        General and administration                      612             870
                                                        ---             ---
                  Total expenses                      2,937           9,296
                                                      -----           -----
                  Net income                           $940            $173
                                                        ===             ===

6.    Subsequent Event:

      On March 30, 1998, the Company and Castle Dental Centers, Inc., a Delaware corporation, formed Castle Dental Centers of California, LLC, a Delaware limited liability company ("Castle West"). Castle West then acquired 80% of the business of the Company. Castle West, a dental practice management company, was formed to operate and develop the Southern California market. Total consideration for the acquisition was approximately $18,000,000, consisting of cash, subordinated notes, and common stock. Castle West intends to immediately begin entering into management agreements with additional practices in the Los Angeles, California area.

      Certain assets of the affiliated dental practices were transferred to Castle West. The assets consisted of property and equipment, the recorded value of which totaled $228,000 as of December 31, 1997.

      Upon consummation of the transaction, Castle West entered into new Management Services Agreements with the affiliated dental practices. In addition, each of DCS' members have entered into a noncompetition agreement, which prohibits each member from competing with Castle West for a minimum period of five years.

7.    Related-Party Transactions:

      Two of the members of the Company are also owners of the affiliated dental practices and are each paid an annual salary of $60,000. One of these members is also hired as a consultant for another dental practice, and is paid an annual salary of $60,000. In addition, the other two members of the Company are hired by the affiliated dental practices as consultants, and are each paid $60,000 annually. Such compensation arrangement was negotiated between the owners of the affiliated dental practices and the members of the Company.

      Certain managers of the Company, who are also members, provided additional services and were paid for their time. These amounts are reflected as "Guaranteed Payments." Expenses for such additional services totalling $50,000 and $331,000 were incurred for the six months ended December 31, 1996 and the year ended December 31, 1997, respectively.

      The Company utilizes the facilities of one of the affiliated dental practices to maintain its operations. However, the Company does not pay the affiliated dental practice for usage of the facilities.

      In June 1996, Smile Network, Inc. ("Smile") was formed to provide marketing and advertising services for the Company and the affiliated dental practices. The sole owner of Smile was a former employee of one of the affiliated dental practices. All of Smile's operating expenses, including payroll, are reimbursed by the Company and the affiliated dental practices. The Company incurred $109,000 and $275,000 for services rendered by Smile for the six months ended December 31, 1996 and the year ended December 31, 1997, respectively. The Company acquired Smile in March 1998.

      Certain expenses were paid by all four of the members on behalf of the Company. These amounts have been expensed by the Company and the remaining liability due to the members totals $6,000 and $58,000 for the six months ended December 31, 1996 and the year ended December 31, 1997, respectively.

8.    Commitments And Contingencies:

The Company is involved in various litigation arising in the ordinary course of business. Although the final outcome of these legal matters cannot be determined, it is management's opinion that the final resolution of these matters will not have a material adverse effect on the financial position or results of operations of the Company.

      (b) Pro forma financial information

          Pro forma financial information including the Business acquired is not included in this Form 8-K/A Amendment No. 1. Such pro forma financial information will be filed as soon as the financial statements are available. See Item 7. (a).

      (c) Exhibits

          Previously filed

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CASTLE DENTAL CENTERS, INC.

June 15, 1998                                   By:  JOHN M. SLACK
                                                   Chief Financial Officer